CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Opinions" in the Statement of Additional Information which forms a part of the Registration Statement.

                                          /S/ BLAZZARD, GRODD & HASENAUER, P.C.

                                 Blazzard, Grodd & Hasenauer, P.C.

February 11, 2000